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                                   EXHIBIT 21

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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

     The following is a list of the subsidiaries of Citizens South Banking Corporation following the Conversion:

     Name                                            State of Incorporation

     Citizens South Bank                             Federal

     Citizens South Financial Services, Inc.,
       d.b.a. Citizens South Investment Services     North Carolina